Exhibit 1.2

Execution Copy

Pricing Agreement

January 21, 2004

CITIGROUP GLOBAL MARKETS INC.

WACHOVIA CAPITAL MARKETS, LLC

LEGG MASON WOOD WALKER, INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BEAR, STEARNS & CO. INC.

MCDONALD INVESTMENTS INC.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 21, 2004 (the “Underwriting Agreement”), between the Company on the one hand and Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and McDonald Investments Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedules II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives pursuant to Section 12 of the Underwriting Agreement is Citigroup Global Markets Inc., and the Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities (as defined in Schedule II hereto) set forth opposite the name of such Underwriter in Schedule I hereto.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours, FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Larry E. Finger

	Name:	Larry E. Finger
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

WACHOVIA CAPITAL MARKETS, LLC

LEGG MASON WOOD WALKER, INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BEAR, STEARNS & CO. INC.

MCDONALD INVESTMENTS INC.

By:	Citigroup Global Markets Inc.

By:	/s/ Douglas W. Sesler

	Name:	Douglas W. Sesler
	Title:	Managing Director

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SCHEDULE I

Underwriter	Principal Amount of Designated Securities
Citigroup Global Markets Inc.	$30,000,000
Wachovia Capital Markets, LLC	18,750,000
Legg Mason Wood Walker, Incorporated	9,375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	9,375,000
Bear, Stearns & Co. Inc.	3,750,000
McDonald Investments Inc.	3,750,000

Total	$75,000,000

SCHEDULE II

Title of Designated Securities:

4.50% Notes due 2011

Aggregate principal amount:

$75,000,000

Price to Public:

99.698% of the principal amount of the Designated Securities, plus accrued interest from January 26, 2004

Purchase Price by Underwriters:

99.073% of the principal amount of the Designated Securities, plus accrued interest from January 26, 2004

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Indenture:

Indenture dated as of September 1, 1998, between the Company and Wachovia Bank, National Association (formerly, First Union National Bank), as Trustee

Maturity:

February 15, 2011

Interest Rate:

4.50%

Interest Payment Dates:

February 15 and August 15, commencing August 15, 2004

Redemption Provisions:

The Designated Securities may be redeemed at any time, in whole or in part, at a redemption price as described in the Prospectus Supplement

Sinking Fund Provisions:

None

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Time of Delivery:

January 26, 2004

Closing Location:

Sidley Austin Brown & Wood LLP

787 Seventh Avenue

New York, New York 10019

Names and addresses of Representative(s):

Designated Representative(s):

Citigroup Global Markets Inc., on behalf of itself and Wachovia Capital Markets, LLC Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and McDonald Investments Inc.

Address for Notices, etc.:

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn: Doug Sesler

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